UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2012

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

The response to this item is included in Item 8.01, Other Events, and is incorporated herein in its entirety.

Item 3.03.   Material Modification to Rights of Security Holders.

The response to this item is included in Item 8.01, Other Events, and is incorporated herein in its entirety.

Item 8.01.   Other Events.

On June 27, 2012, Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), issued a press release announcing its intent to offer to exchange any and all outstanding warrants of the Company to purchase the Company’s common stock, no par value, (the “Common Stock”), issued in connection with the Company’s December 2010 public offering, with an exercise price of $3.22 and an expiration date of December 15, 2015 (the “Warrants”), for shares of Common Stock, at a rate of one (1) share of Common Stock for every two (2) Warrants that are tendered (the “Offer”).  The Company will file an offer to exchange relating to the exchange offer.

The issuance of shares of Common Stock in the warrant exchanges pursuant to the Offer will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. No proceeds have been or will be received and no commissions have been or will be paid by the Company in connection with the Offer.  On June 27, 2012, requisite holders of the Warrants consented to an amendment and modification of the Warrants to provide that the issuance of shares of Common Stock in exchange for the Warrants pursuant to the Offer would not trigger any adjustment to the exercise price of the Warrants.

The press release is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

Important Information

This report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The exchange offer described herein has not yet been commenced. If and when the exchange offer is commenced, the Company intends to file a tender offer statement on a Schedule TO containing an offer to exchange, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). Such documents will be mailed to Warrant holders of record and will also be made available for distribution to beneficial owners of Warrants. The solicitation of offers to exchange Warrants for shares of Common Stock will only be made pursuant to the offer to exchange, the letter of transmittal and related documents. Warrant holders are advised to read the offer to exchange, the letter of transmittal and all related documents, if and when such documents are filed and become available, as they will contain important information about the exchange offer and proposed Warrant exchange. Security holders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, copies of these documents and other filings containing information about the Company may be obtained, if and when available, without charge, by directing a request to Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan 48106, attention: Investor Relations or by telephone request to (734) 418-4400. These filings may also be obtained through our website located at http://www.aastrom.com.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: June 27, 2012	By:	/s/ Tim M. Mayleben
Name: Tim M. Mayleben
Title: Chief Executive Officer and President

Index to Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 27, 2012.